                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 2, 2002

                        Commission File Number: 000-31255

                           ISTA PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)



               Delaware                                33-0511729
               --------                                ----------
(State of incorporation or organization)              (IRS Employer I.D.
 No.)



                         15279 Alton Parkway, Suite 100
                                Irvine, CA 92618
                    (Address of principal executive offices)

                                 (949) 788-6000
                                 --------------
              (Registrant's telephone number, including area code)




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ITEM 5. OTHER EVENTS

On December 13, 2001, we entered into a (i) License Agreement, (ii) Supply Agreement, (iii) Securities Purchase Agreement, and (iv) Registration Rights Agreement with Otsuka Pharmaceutical Co., Ltd., a Japanese corporation. Pursuant to the License Agreement and the Supply Agreement we granted Otsuka an exclusive license to develop, market, distribute and sell our Vitrase product in the Japanese market. Pursuant to the Purchase Agreement, we agreed to sell 845,665 shares of common stock at a purchase price of $4.73 per share, for an aggregate purchase price of $3,999,995.45 in a private placement transaction. The closing of the private placement occurred on December 19, 2001. After the closing, a resale registration statement relating to the privately placed common stock will be filed with the United States Securities & Exchange Commission.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(See "Index to Exhibits")
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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          ISTA PHARMACEUTICALS, INC.



                                          By  /s/ J.C. MacRae
                                              ---------------------------
                                              J.C. MacRae

                                              Executive Vice President,
                                              Chief Operating Officer and
                                              Chief Financial Officer


Dated:  January 2, 2002
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                                INDEX TO EXHIBITS


Exhibit No.                         Description
-----------                         -----------
10.21                               License Agreement executed between ISTA
                                    Pharmaceuticals, Inc. and Otsuka
                                    Pharmaceutical Co., Ltd. on December 13,
                                    2001.

10.22                               Supply Agreement executed between ISTA
                                    Pharmaceuticals, Inc. and Otsuka
                                    Pharmaceutical Co., Ltd. on December 13,
                                    2001.

10.23                               Securities Purchase Agreement executed
                                    between ISTA Pharmaceuticals, Inc. and
                                    Otsuka Pharmaceutical Co., Ltd. on December
                                    13, 2001.

10.24                               Registration Rights Agreement executed
                                    between ISTA Pharmaceuticals, Inc. and
                                    Otsuka Pharmaceutical Co., Ltd. on December
                                    13, 2001.